Exhibit 32.1

PACIFIC STATE BANCORP

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Regarding Annual Report on Form 10-K for the Year Ended December 31, 2007

          In connection with the Annual Report of Pacific State Bancorp (the “Company”) on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report’), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

BY: Steven A. Rosso
President and Chief Executive Officer
Date: March 28, 2008